                                                                   EXHIBIT 10(n)



                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into as of the 16th day of October, 1997, by and between RARE HOSPITALITY INTERNATIONAL, INC., a Georgia corporation (hereinafter referred to as the "Company"), and EUGENE I. LEE, a resident of the Commonwealth of Massachusetts (hereinafter referred to as the "Executive");

                                   WITNESSETH:

         The Company is engaged in the business of owning, operating and franchising the operation of restaurants under the names LongHorn Steakhouse(R), The Capital Grille(R), Bugaboo Creek Steak House(R) and others. The Company desires to continue to employ Executive in an executive capacity and to be assured of his services in such capacity on the terms and conditions set forth in this Agreement. Executive desires to accept such continued employment on such terms and conditions.

         Executive is currently employed by the Company as Executive Vice President of its Bugaboo Creek Steak House business on terms described in a letter from the Company to Executive dated December 28, 1996 (the "Offer Letter"). The Company and Executive desire to terminate the Offer Letter and the terms of employment described therein and to continue Executive's employment by the Company on the terms and conditions set forth in this Agreement.

         In the course of Executive's employment, Executive has gained and will gain knowledge of the business, affairs, customers, franchisees, plans and methods of the Company, has been and will be trained at the expense of the Company in the development, opening, operation and management of the Company's restaurants through the use of techniques, systems, practices and methods used and devised by the Company, has had and will have access to information relating to the Company's customers and their preferences and dining habits and has and will become personally known to and acquainted with the Company's suppliers and managers in the Restricted Area thereby establishing a personal relationship with such suppliers and managers for the benefit of the Company.

         The Company would suffer irreparable harm if Executive were to use such knowledge, information and personal relationships, other than the Executive's Information Base, related to the Company and its business that are obtained and developed in the course of Executive's employment with the Company other than in the proper performance of his duties for the Company.

         In consideration of the sum of $1.00 in hand paid by the Company to Executive, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and obligations contained herein, the Company and Executive hereby agree as follows:

         1. Employment. The Company hereby employs Executive and Executive hereby accepts such employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

            1.1. Employment Term. The employment term of this Agreement shall commence on the date hereof (the "Commencement Date") and shall continue as employment at will until terminated by the Company or Executive. The period from the Commencement Date until the employment term is terminated by the Company or Executive is hereinafter referred to as the "Employment Term."

            1.2. Duties of Executive. Executive agrees that during the Employment Term, he will devote his full professional and business-related time, skills and best efforts to the business of the Company, initially in the capacity of Executive Vice President, Operations of the Company's LongHorn Steakhouse business. In addition, Executive shall devote his full time and his best efforts in the performance of any other reasonable duties as may be assigned to him from time to time by the Company. Executive shall devote all of his full professional and business-related skills solely to the affairs of the Company, and shall not, during his employment, unless otherwise agreed to in advance in writing by the Company, seek or accept other employment, become self-employed in any other capacity during the term of his employment, or engage in any activities which are detrimental to the business of the Company. Notwithstanding the foregoing, Executive may engage in personal investment activities provided such activities do not interfere with Executive's performance of his full-time employment duties under this Agreement. Executive acknowledges that he shall be required to perform his duties from the offices of the Company located in metropolitan Atlanta, Georgia, and Executive will therefore be required to move his residence to metropolitan Atlanta, Georgia. Executive acknowledges that the discharge of his duties for the Company will involve travel on a regular basis from the Company's offices in Atlanta, Georgia.

            1.3. Termination of Offer Letter. The Offer Letter is hereby terminated, and from and after the Commencement Date the terms and conditions of Executive's employment by the Company shall be solely as provided in this Agreement.

         2. Compensation and Benefits.

            2.1. Base Compensation. For all the services rendered by Executive hereunder, the Company shall pay Executive an annual salary at the rate of $185,000 for each full year of the Employment Term, plus such additional amounts, if any as may be approved by the Company's Board of Directors, ("Base Compensation) payable in installments at such times as the Company customarily pays its other senior officers (but in any event no less often than monthly). The Company agrees that the Executive's salary will be reviewed at least annually by the Compensation Committee of the Company's Board of Directors to determine if an increase is appropriate, which increase shall be in the sole discretion of the Company's Board of Directors. Executive's salary shall be prorated for any partial calendar year during which this Agreement remains in effect.


            2.2. Bonus Awards. In addition to the Base Compensation, during the Employment Term Executive shall be eligible for a bonus determined and paid in accordance with the bonus program for executive officers of the Company as approved by the Company's Board of Directors from time to time. Notwithstanding the foregoing,

Executive's bonus for the 1997 calendar year shall be not less than $30,000. Executive must be employed by the Company on December 31 of a year in order to be entitled to a bonus for that year.

            2.3. Stock Options. (a) The Company shall grant to Executive, effective as of the Commencement Date, the following options to acquire shares of the Company's common stock:

                        (i) 40,910 shares with an exercise price equal to the fair market value of the Company's common stock on the date of grant, which option shall become exercisable on the first anniversary of the date of this Agreement; and

                        (ii) 41,667 shares with an exercise price of $12.00 per share, which option shall become exercisable on the second anniversary of the date of this Agreement; and

                        (iii) 43,334 shares with an exercise price of $15.00 per
            share, which option shall become exercisable on the third anniversary of the date of this Agreement; and

Those options granted to Executive in this Section 2.3(a) shall be granted to Executive pursuant to the Company's Amended and Restated 1992 Incentive Plan and the terms and conditions governing such options shall be as set forth in the form of the Stock Option Agreement attached hereto as Exhibit A and made a part hereof.

            (b) The Company shall grant to Executive, effective as of the Commencement Date, the following incentive stock options to acquire shares of the company's common stock;

                        (i) 9090 shares with an exercise price equal to the fair market value of the Company's common stock on the date of grant, which option shall become exercisable on the first anniversary of the date of this Agreement; and

                        (ii) [8,333] shares with an exercise price of $12.00 per share, which option shall become exercisable with respect to all of such shares on the second anniversary of the date of this Agreement; and

                        (iii) [6,666] shares with an exercise price of $15.00
            per share, which option shall become exercisable with respect to all of such shares on the third anniversary of the date of this Agreement;

The terms and conditions governing the options described in this Section 2.3(b) shall be as set forth in the form of the Stock Option Agreement attached hereto as Exhibit B and made a part hereof.

            2.4. Other Benefits. In addition to all other compensation paid or payable from the Company to Executive hereunder, during the Employment Term Executive shall be entitled to participate in any and all other employee benefit programs maintained by the Company for the benefit of its executive employees generally, in accordance with and subject to the terms and conditions of such programs. Executive acknowledges that the Company is discontinuing automobile allowances for its executive employees and that Executive will not be entitled to any automobile allowance from the Company, including but not limited to the automobile allowance previously paid to him by the Company.

            2.5. Expenses. (a) In addition to the compensation described in this Agreement, the Company shall promptly reimburse Executive for all reasonable expenses incurred by him in the performance of his duties under this Agreement and vouched to the reasonable satisfaction of the Board of Directors or appropriate officers of the Company, pursuant to established procedures.

            (b) The Company shall promptly reimburse Executive for the following expenses incurred by Executive in connection with the relocation of his residence from metropolitan Boston, Massachusetts to Atlanta, Georgia, which expenses shall be documented to the reasonable satisfaction of the Company:

                        (i) Real estate sales commission, not to exceed seven percent (7%) of the sales price, incurred by Executive in connection with the sale of Executive's current residence in metropolitan Boston, Massachusetts;

                        (ii) Real estate loan closing costs, not to exceed two and one-half percent (2.5%) of the purchase price (including an origination fee not to exceed one percent (1%)), incurred in connection with the financing of the purchase of a new residence by Executive in metropolitan Atlanta, Georgia on or before January 31, 1998;

                        (iii) Moving expenses incurred in connection with moving
            Executive's family and household possessions from metropolitan Boston, Massachusetts to metropolitan Atlanta, Georgia; and

                        (iv) In addition to the specific expenses described in clauses (i)through (iii) above, an amount equal to $2,000 to cover other miscellaneous relocation expenses.

         3. Payment upon Termination.

            (a) Upon termination of the Employment Term for any reason other than (i) Executive's death, or (ii) by the Company other than for Cause (as defined in Exhibit C attached hereto) or during Executive's Disability (as defined in Exhibit C attached hereto), Executive shall be entitled to receive the compensation owed to Executive but unpaid for performance rendered under this Agreement as of the date of termination and any additional compensation he may be entitled to receive under the terms of any employee benefit plan.

            (b) Upon termination of the Employment Term by the death of Executive, Executive's estate shall be entitled to receive the compensation under Section 2.1 as calculated and owed to Executive but unpaid for performance rendered under this Agreement as of the date of termination and any additional compensation he may be entitled to receive under the terms of any employee benefit plan plus the Company will pay to the personal representative of Executive, a lump sum amount equal to one-half of Executive's annual Base Compensation under Section 2.1 as in effect on the date of his death.

            (c) In the event that during the Employment Term Executive becomes Disabled and the Company thereafter terminates Executive's employment during the continuation of such Disability, Executive shall be entitled to receive the compensation under Section 2.1 as calculated and owed to Executive but unpaid for performance rendered under this Agreement as of the date of termination and any additional compensation he may be entitled to receive under the terms of any employee benefit plan. In addition, the Company shall pay to Executive, for up to ninety (90) days, an amount equal to the difference between the amount of Executive's then level of Base Compensation payable pursuant to Section 2.1 and 150% of the amount paid to Executive under any short-term disability insurance policy obtained by the Executive and paid by the Company through the Company's group coverage until the Company's long-term disability insurance begins to pay.

            (d) In the event that within two (2) years following the Commencement Date the Company terminates Executive's employment other than for Cause, unless the provisions of Section 3.2(f) apply, Executive shall be entitled to receive the compensation under Section 2.1 as calculated and owed to Executive but unpaid for performance rendered under this Agreement as of the date of termination and the Company will be obligated to pay Executive his annual Base Compensation under Section 2.1 as of the date of termination of such employment from the date of such termination for twelve (12) months. Such payment shall be made as and when otherwise due under this Agreement.

            (e) In the event that at any time that is more than two (2) years following the Commencement Date the Company terminates Executive's employment other than for Cause, unless the provisions of Section 3.2(f) apply, Executive shall be entitled to receive the compensation under Section 2.1 as calculated and owed to Executive but unpaid for performance rendered under this Agreement as of the date of termination and the Company will be obligated to pay Executive at the rate of his annual Base Compensation under Section 2.1 as of the date of termination of such employment from the date of such termination for six (6) months. Such payment shall be made as and when otherwise due under this Agreement.

            (f) In the event that the Company terminates Executive's employment other than for Cause within eighteen (18) months following the occurrence of a Change in Control (as defined in Exhibit C attached hereto), in lieu of the amounts payable pursuant to Section 3.2(d) or (e) Executive shall be entitled to receive the compensation under Section 2.1 as calculated and owed to Executive but unpaid for performance rendered under this Agreement as of the date of termination of such employment and the Company will be obligated to pay Executive an additional amount equal to the sum of (x) his annual Base Compensation as of the date of termination of such employment plus (y) an amount equal to the bonus paid to Executive pursuant to Section 2.2 for the calendar year immediately preceding the calendar year in which the termination of employment occurs. Such payment shall be made within thirty (30) days following termination of Executive's employment.

            (g) Payments made pursuant to this Section 3.2 are in lieu of any other obligations to Executive pursuant to the terms of this Agreement.

         4. Noncompetition. Executive covenants and agrees that during the term of his employment by the Company and for a period of one (1) year immediately following the termination of Executive's employment by the Company for any reason whatsoever, Executive will not, within the area described on Exhibit E hereto (the "Restricted Area") directly or indirectly compete with the Company by carrying on a business any significant portion of which involves the development, opening, operation or franchising of restaurants that derive more than thirty percent (30%) of their food sales from steak products, if the Company is still engaged in such business in such area.

            4.1. Definition of "Compete." For the purposes of this Agreement, the term "compete" shall mean the providing of general management or supervisory services for the development or operation or franchising of restaurants that derive more than thirty percent (30%) of their food sales from steak products.

            4.2. Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee engaged in a management capacity with any entity or enterprise which is carrying on a business any significant portion of which involves the development, opening, or operation of restaurants offering steak as a principal portion of their menu, (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and
(iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any employee or supplier of the Company or any successor to the goodwill of the Company with respect to the business of the Company.

         5. Confidentiality. Executive recognizes and acknowledges that by reason of his employment by and service to the Company, he will have access to all trade secrets and other confidential information of the Company including, but not limited to, confidential: pricing information, marketing information, sales techniques of the Company, confidential records, the Company's expansion plans, restaurant development and marketing techniques, operating procedures, training programs and materials, business plans, franchise arrangements, plans and agreements, information regarding suppliers, product quality and control procedures, financial statements and projections and other information regarding the operation of the Company's restaurants (hereinafter referred to as the "Confidential Information"). The Company acknowledges that information in Executive's Information Base is not Confidential Information. Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company and covenants that he will not, either during the term of his employment by the Company or for a period of two (2) years thereafter, disclose any such Confidential Information to any person for any reason whatsoever (except as his duties for the Company may require) without the prior written authorization of the Company's Board of Directors. Executive agrees that he will not copy any Confidential Information except as the performance of his duties for the Company may require and that upon the termination of his employment by the Company, he shall return all Confidential Information and any copies thereof in his possession to the Company. Executive hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Information recited herein are in addition to, and not in lieu of, any rights or remedies which the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets or proprietary information, and the enforcement by the Company of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement. Notwithstanding the foregoing, the Company acknowledges and agrees that nothing contained herein shall restrict or otherwise prohibit or prevent (i) Executive's use or disclosure of Executive's Information Base or (ii) disclosure of Confidential Information pursuant to legal proceedings, subpoena, civil investigative demand or other similar process. Executive agrees that if disclosure of Confidential Information is requested or required pursuant to any such process, he shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Executive is nonetheless, legally compelled to disclose Confidential Information to any tribunal or other agency, Executive may, without liability hereunder, disclose to such tribunal or other agency only that portion of the Confidential Information which Executive is legally required to disclose, Executive agrees to cooperate with the Company to obtain an appropriate protective order or other reliable assurance that such tribunal or other agency will accord the Confidential Information confidential treatment. The Company also acknowledges and agrees that Confidential Information shall not include any information (a) known by Executive prior to the date of his employment by the Company and learned by Executive other than as a result of his employment relationship with the Company, (b) independently developed by the Executive outside of the scope of his employment relationship with the Company or (c) is or becomes publicly available through no breach by the Executive of his obligation to the Company. Executive's Information Base means Executive's experience in the development, opening, operation and management of restaurants, and professional relationships with clients, customers, suppliers and other individuals within the restaurant industry, to the extent that such experience and relationships were developed by Executive prior to his original employment by the Company in January 1997.

         6. Non-Solicitation of Employees. Executive covenants that during the term of his employment by the Company, and during the two (2) year period immediately following the termination of such employment, Executive will neither directly nor indirectly induce or attempt to induce any employee of the Company to terminate his or her employment to go to work for any other employer in a business competing with that of the Company.

         7. Hiring of Employees. Executive covenants that during the term of his employment by the Company, and during the one (1) year period immediately following the termination of such employment, Executive will neither directly nor indirectly hire any management level employee of the Company.

         8. Property of Company. Executive acknowledges that from time to time in the course of providing services pursuant to this Agreement he shall have the opportunity to inspect and use certain property, both tangible and intangible, of the Company, and Executive hereby agrees that said property shall remain the exclusive property of the Company and the Executive shall have no right or proprietary interest in such property, whether tangible or intangible, including, without limitation, the Company's franchise and supplier lists, contract forms, books of account, training and operating materials and similar property.

         9. Developments. All developments, including inventions, whether patentable or otherwise, trade secrets, discoveries, improvements, ideas and writings which either directly or indirectly relate to or may be useful in the business of the Company or any of its affiliates (the "Developments") which Executive, either by himself or in conjunction with any other person or persons, has conceived, made, developed, acquired or acquired knowledge of during his employment by the Company or which Executive, either by himself or in conjunction with any other person or persons, shall conceive, make, develop, acquire or acquire knowledge of during the Employment Term, shall become and remain the sole and exclusive property of the Company. Executive hereby assigns, transfers and conveys, and agrees to so assign, transfer and convey, all of his right, title and interest in and to any and all such Developments and to disclose fully as soon as practicable, in writing, all such Developments to the Chairman of the Company. At any time and from time to time, upon the request and at the expense of the Company, Executive will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Executive for all reasonable expenses incurred by him in compliance with the provisions of this Section.

         10. Reasonableness. The restrictions contained in Sections 4,5,6 and 7 are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the Company.

         11. Equitable Relief. Executive acknowledges that the services to be rendered by him are of a special, unique, unusual, extraordinary, and intellectual character, which gives them a peculiar value, and the loss of which cannot reasonably or adequately be compensated in damages in an action at law; and that a breach by him of any of the provisions contained in Sections 4, 5, 6 and 7 of this Agreement will cause the Company irreparable injury and damage. Executive further acknowledges that he possesses unique skills, knowledge and ability and that any material breach of the provisions of Sections 4, 5, 6 and 7 of this Agreement would be extremely detrimental to the Company. By reason thereof, Executive agrees that the Company shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of the provisions of Sections 4, 5, 6 and 7 of this Agreement by him.

         12. Survival of Provisions. The provisions of Sections 4 through 14 , inclusive, of this Agreement shall survive the termination of this Agreement to the extent required to give full effect to the covenants and agreements contained in those sections. All provisions of this Agreement which contemplate the making of payments or the provision of consideration or other items of economic value by the Company to the Executive after the termination of this Agreement shall likewise survive the termination of this Agreement to the extent required to give full effect to such undertakings or obligations of the Company to Executive hereunder.

         13. Warranties and Representations. In order to induce the Company to enter into this Employment Agreement, Executive hereby warrants and represents to the Company that Executive is not under any obligation, contractual or otherwise, to any party which would prohibit or be contravened by Executive's acceptance of employment by the Company and the performance of Executive's duties as Executive Vice President, Operations of the Company's LongHorn Steakhouse business or the performance of Executive's obligations under this Agreement.

         14. Successors Bound; Assignability. This Agreement shall be binding upon Executive, the Company and their successors in interest, including without limitation, any corporation into which the Company may be merged or by which it may be acquired. This Agreement is nonassignable except that the Company's rights, duties and obligations under this Agreement may be assigned to the Company's acquiror in the event the Company is merged, acquired or sells substantially all of its assets.

         15. Severability. In the event that any one or more of the provisions of this Agreement or any word, phrase, clause, sentence or other portion thereof shall be deemed to be illegal or unenforceable for any reason, such provision or portion thereof shall be modified or deleted, to the extent permissible under applicable law, in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

         16. Withholding. Notwithstanding any of the terms or provisions of this Agreement, all amounts payable by the Company hereunder shall be subject to withholding of such sums related to taxes as the Company may reasonably determine it should withhold pursuant to applicable law or regulation.

         17. Headings. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

         18. Notices. Any notice required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered in person or when deposited in the United States mail, registered or certified mail, postage prepaid, addressed as follows:

         If to the Company, to:         RARE Hospitality International, Inc.
                                        8215 Roswell Road
                                        Building 200
                                        Atlanta, Georgia 30350
                                        Attention: Chairman

         With a copy to:                Alston & Bird
                                        One Atlantic Center
                                        1201 West Peachtree Street
                                        Atlanta, Georgia 30309-3424
                                        Attention: William H. Avery

         If to Executive, to:           Eugene I. Lee

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------


         With a copy to:                ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------


Any party may by written notice change the address to which notices to such party are to be delivered or mailed.

         19. Entire Agreement. This Agreement, together with Exhibits A, B, C and D hereto which are incorporated herein by this reference, constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, specific restrictions, warranties or representations relating to said subject matter between the parties other than those set forth herein or herein provided for.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same Agreement.

         21. Amendment, Modification and Waiver. This Agreement may only be amended, modified or terminated prior to the end of its term by the mutual agreement of the parties. The waiver by either party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

         22. Mitigation. Executive shall have no duty to attempt to mitigate the compensation or level of benefits payable by the Company to him hereunder and the Company shall not be entitled to set off against the amounts payable by the Company to

Executive hereunder any amounts received by the Executive from any other source, including any subsequent employer.

         23. Governing Law. All of the terms and provisions of this Agreement shall be construed in accordance with and governed by the applicable laws of the State of Georgia.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  RARE HOSPITALITY INTERNATIONAL, INC.


                                  By:     /s/ George W. McKerrow, Jr.
                                          ----------------------------
                                  Title:  Chairman / CEO


                                  EXECUTIVE


                                  /s/ Eugene I. Lee
                                  ------------------------------------
                                  EUGENE I. LEE

                                INDEX TO EXHIBITS

EXHIBIT                                      DESCRIPTION
-------                                      -----------
    A                                        NON-QUALIFIED STOCK OPTION AGREEMENT

    B                                        INCENTIVE STOCK OPTION AGREEMENT

    C                                        DEFINITION OF CHANGE IN CONTROL

    D                                        RESTRICTED AREA

                                  EXHIBIT A


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                    under the
                      RARE HOSPITALITY INTERNATIONAL, INC.
                    AMENDED AND RESTATED 1992 INCENTIVE PLAN

         This Stock Option Agreement is made as of the ____ day of _______, 1997 by and between RARE HOSPITALITY INTERNATIONAL, INC., a Georgia corporation (hereinafter referred to as the "Company"), and EUGENE I. LEE, a resident of the State of Georgia (hereinafter referred to as the "Optionee").

         1. Grant of Option. The Company hereby grants to the Optionee, under the RARE Hospitality International, Inc. Amended and Restated 1992 Plan (the "Plan"), a Non-Qualified Stock Option to purchase, on the terms and conditions set forth in this agreement (this "Option Agreement"), 125,911 shares of the Company's no par value common stock (the "Stock"), at the exercise prices per share set forth below (the "Option"):

                  (a) 40,910 shares at $____ per share;

                  (b) 41,667 shares at $12.00 per share; and

                  (c) 43,334 shares at $15.00 per share.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

         2. Vesting of Option. Unless the exercisability of the Option is accelerated in accordance with Section 1.7 of the Plan or as provided in Section 5 hereof, the Option shall vest (become exercisable) only in cumulative periodic installments as follows:

                  (a) During the year following the date of this Agreement, the Option shall be exercisable as to none of the shares subject to the Option;

                  (b) During the period beginning one year after the date of this Agreement and for a period of one year thereafter, the Option shall be exercisable as to the shares described in paragraph 1(a) above, minus the number of shares, if any, as to which the Option has been previously exercised;

                  (c) During the period beginning two years after the date of this Agreement and for a period of one year thereafter the Option shall be exercisable with respect to the shares described in paragraphs 1(a) and 1(b) above, minus the number of shares, if any, as to which the Option has been previously exercised; and

                  (d) During the period beginning three years after the date of this Agreement and for the remainder of its term, the Option shall be exercisable with respect to the shares described in paragraphs 1(a), 1(b) and 1(c) above, minus the number of shares, if any, as to which the Option has been previously exercised.

         3. Period of Option and Limitations on Right to Exercise. The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b), (c) and
(d) below, provide in writing that the Option will extend until a later date:

                  (a) The Option shall lapse as of 5:00 p.m., Eastern Time, on the day immediately prior to the tenth anniversary of the date of grant (the "Expiration Date").

                  (b) The Option shall lapse three months after the termination of Optionee's employment for any reason other than the Optionee's death or Disability; provided, however, that if the Optionee's employment is terminated by the Company for cause or by the Optionee without the consent of the Company, the Option shall lapse immediately.

                  (c) If the Optionee's employment terminates by reason of Disability, the Option shall lapse one year after the date of the Optionee's termination of employment.

                  (d) If the Optionee dies while employed, or during the three-month period described in subsection (b) above or during the one-year period described in subsection (c) above and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee's death. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

         If the Optionee or his beneficiary exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee's termination of employment including vesting by acceleration in accordance with Section 1.7 of the Plan and
Section 5 hereof.

         4. Exercise of Option. The Option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as Exhibit A, or such other form as the Committee may approve. Such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee, or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months. The Fair Market Value of the surrendered Stock as of the date of the exercise shall be determined in valuing Stock used in payment of the exercise price. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the

Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price. The Committee may, in the exercise of its discretion, but need not, allow the Optionee to pay the exercise price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the exercise price, all as determined pursuant to rules and procedures established by the Committee.

         Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Company.

         5. Acceleration of Exercisability Upon Certain Change in Control.

         In the event that a Change in Control (as defined in Exhibit B attached hereto and incorporated herein) shall occur within two (2) years following the date of this Agreement, upon the occurrence of such Change in Control, the Option shall become fully exercisable with respect to all shares of Stock, other than those with respect to which the Option has previously been exercised; provided, however, that such acceleration will not occur if, in the opinion of the Company's accountants , such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change In Control transaction that
         (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment.

         6. Limitation of Rights. The Option does not confer to the Optionee or the Optionee's personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary.

         7. Stock Reserve. The Company shall at all times during the term of this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

         8. Optionee's Covenant. The Optionee hereby agrees to use his best efforts to provide services to the Company in a workmanlike manner and to promote the Company's interests.

         9. Restrictions on Transfer and Pledge. The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Company or a Parent or Subsidiary. The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution;

provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation and (ii) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws applicable to transferable options. The Option may be exercised during the lifetime of the Optionee only by the Optionee.

         10. Restrictions on Issuance of Shares. If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         11. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

         12. Successors. This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.

         13. Severability. If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

         14. Notice. Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

             RARE Hospitality International, Inc.
             8215 Roswell Road
             Building 200
             Atlanta, Georgia 30350
             Attention:  Chief Financial Officer

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

         IN WITNESS WHEREOF, RARE Hospitality International, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.

                                      RARE HOSPITALITY INTERNATIONAL, INC.


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                           -------------------------------------

                                      OPTIONEE:


                                      -----------------------------------------
                                      EUGENE I. LEE

                                  EXHIBIT A

                    NOTICE OF EXERCISE OF OPTION TO PURCHASE
                                 COMMON STOCK OF
                      RARE HOSPITALITY INTERNATIONAL, INC.

                                         Name
                                             -----------------------------------
                                         Address:

                                         ---------------------------------------

                                         ---------------------------------------

                                         Date
                                             ----------------------------------


RARE Hospitality International, Inc.
8215 Roswell Road
Building 200
Atlanta, Georgia 30350
Attention: Chief Financial Officer

Re:      Exercise of Non-Qualified Stock Option

         I elect to purchase ______________ shares of Common Stock of RARE Hospitality International, Inc. ("RARE") pursuant to the RARE Hospitality International, Inc. Non-Qualified Stock Option Agreement dated ______________ and the RARE Hospitality International, Inc. Amended and Restated 1992 Incentive Plan. The purchase will take place on the Exercise Date which will be as soon as practicable following the date this notice and all other necessary forms and payments are received by RARE, unless I specify a later date (not to exceed 30 days following the date of this notice).

         On or before the Exercise Date, I will pay the full exercise price in the form specified below (check one):

         [ ] Cash Only: by delivering a check to RARE Hospitality International, Inc. for $___________.

         [ ] Cash and Shares: by delivering a check to RARE Hospitality International, Inc. for $_________ for the part of the exercise price. I will pay the balance of the exercise price by delivering to RARE a stock certificate with my endorsement for shares of RARE Stock that I have owned for at least six months. If the number of shares of RARE Stock represented by such stock certificate exceeds the number needed to pay the exercise price, RARE will issue me a new stock certificate for the excess.

         [ ] Shares Only: by delivering to RARE a stock certificate with my endorsement for shares of RARE Stock that I have owned for at least six months. If the number of shares of RARE Stock represented by such stock certificate exceeds the number needed to pay the exercise price, RARE will issue me a new stock certificate for the excess.

         [ ]   Cash From Broker: by delivering the purchase price from
               _______________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the "Broker"). I authorize RARE to issue a stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by RARE from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

         Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a broker).


                                        Very truly yours,


                                        _______________________________________

AGREED TO AND ACCEPTED:

RARE HOSPITALITY INTERNATIONAL, INC.

By:       _____________________________

Title:    _____________________________

Number of Option Shares
Exercised:  ___________________________

Number of Option Shares
Remaining:  ___________________________

Date: _________________________________

                                    EXHIBIT B
                                       to
                             RARE HOSPITALITY, INC.
                             STOCK OPTION AGREEMENT


"Change in Control" means and includes each of the following:

     (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the date of this Agreement (the "Effective Date") the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

     (2) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to October 1, 1997 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

     (3) Consummation of a reorganization, share exchange, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

     (4) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                                  EXHIBIT B

                        INCENTIVE STOCK OPTION AGREEMENT
                                    under the
                      RARE HOSPITALITY INTERNATIONAL, INC.
                    AMENDED AND RESTATED 1992 INCENTIVE PLAN


     This Stock Option Agreement is made as of the ____ day of _______, 1997 by and between RARE HOSPITALITY INTERNATIONAL, INC., a Georgia corporation (hereinafter referred to as the "Corporation"), and EUGENE I. LEE, a resident of the State of Georgia (hereinafter referred to as the "Optionee").

     1. Grant of Option. The Corporation hereby grants to the Optionee under the RARE Hospitality International, Inc. Amended and Restated 1992 Incentive Plan (the "Plan"), an Incentive Stock Option to purchase, on the terms and conditions set forth in this agreement (this "Option Agreement"), 24,089 shares of the Corporation's no par value common stock (the "Stock"), at the exercise prices per share set forth below (the "Option"):

          (a) 9,090 shares at $____ per share;

          (b) 8,333 shares at $12.00 per share; and

          (c) 6,666 shares at $15.00 per share.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

     2. Vesting of Option. Unless the exercisability of the Option is accelerated in accordance with Section 1.7 of the Plan or as provided in Section 5 hereof, the Option shall vest (become exercisable) only in cumulative periodic installments as follows:

          (a) during the first year following the date of this Agreement, the Option shall be exercisable as to none of the shares subject to the Option;

          (b) during the period beginning one year after the date of this Agreement and for a period of one year thereafter, the Option shall be exercisable as to the shares described in paragraph 1(a) above, minus the number of shares, if any, as to which the Option has been previously exercised;

          (c) during the period beginning two years after the date of this Agreement and for a period of one year thereafter, the Option shall be exercisable with respect to the shares described in paragraphs 1(a) and (b) above, minus the number of shares, if any, as to which the initial option has been previously exercised; and

          (d) during the period beginning three years after the date of this Agreement and for the remainder of its term, the Option shall be exercisable with respect to the shares described in paragraphs 1(a), 1(b) and 1(c) above, minus the number of shares, if any, as to which the Option has been previously exercised.

     3. Period of Option and Limitations on Right to Exercise. The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b), (c) and
(d) below, provide in writing that the Option will extend until a later date, but if Option is exercised after the dates specified in paragraphs (b), (c) and
(d) above, it will automatically become a Non-Qualified Stock Option:

          (a) The Option shall lapse as of 5:00 p.m., Eastern Time, on the day immediately prior to the tenth anniversary of the date of grant (the "Expiration Date").

          (b) The Option shall lapse three months after the termination of Optionee's employment for any reason other than the Optionee's death or Disability; provided, however, that if the Optionee's employment is terminated by the Corporation for cause or by the Optionee without the consent of the Corporation, the Option shall lapse immediately.

          (c) If the Optionee's employment terminates by reason of Disability, the Option shall lapse one year after the date of the Optionee's termination of employment.

          (d) If the Optionee dies while employed, or during the three-month period described in subsection (b) above or during the one-year period described in subsection (c) above and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee's death. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

        If the Optionee or his beneficiary exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee's termination of employment (including vesting by acceleration in accordance with Section 1.7 of the Plan and Section 5 hereof ).

     4. Exercise of Option. The Option shall be exercised by written notice directed to the Secretary of the Corporation at the principal executive offices of the Corporation, in substantially the form attached hereto as Exhibit A, or such other form as the Committee may approve. Such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee, or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months The Fair Market Value of the surrendered Stock as of the date of the exercise shall be determined in valuing Stock used in payment of the exercise price. To the extent permitted under

Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Corporation in payment of the exercise price. The Committee may, in the exercise of its discretion, but need not, allow the Optionee to pay the exercise price by directing the Corporation to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the exercise price, all as determined pursuant to rules and procedures established by the Committee.

     Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Corporation.

     5. Acceleration of Exercisability Upon Certain Change in Control. In the event that a Change in Control (as defined in Exhibit B attached hereto and incorporated herein) shall occur within two (2) years following the date of this Agreement, upon the occurrence of such Change in Control, the Option shall become fully exercisable with respect to all shares of Stock, other than those with respect to which the Option has previously been exercised; provided, however, that such acceleration will not occur if, in the opinion of the Company's accountants (), such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change In Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 2.3 of the Plan, the excess Options shall be deemed to be Non-Qualified Stock Options.

     6. Limitation of Rights. The Option does not confer to the Optionee or the Optionee's personal representative any rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Corporation or any Subsidiary.

     7. Stock Reserve. The Corporation shall at all times during the term of this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

     8. Optionee's Covenant. The Optionee hereby agrees to use his best efforts to provide services to the Corporation in a workmanlike manner and to promote the Corporation's interests.

     9. Restrictions on Transfer and Pledge. The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Corporation or a Parent or Subsidiary. The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution. The Option may be exercised during the lifetime of the Optionee only by the Optionee.

     10. Restrictions on Issuance of Shares. If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     11. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

     12. Successors. This Option Agreement shall be binding upon any successor of the Corporation, in accordance with the terms of this Option Agreement and the Plan.

     13. Severability. If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

     14. Notice. Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Corporation must be addressed to:

                  RARE Hospitality International, Inc.
                  8215 Roswell Road
                  Building 200
                  Atlanta, Georgia 30350
                  Attention: Chief Financial Officer

or any other address designated by the Corporation in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Corporation, or at any other address given by the Optionee in a written notice to the Corporation.

     15. Interpretation. It is the intent of the parties hereto that the Option qualify for incentive stock option treatment pursuant to, and to the extent permitted by, Section 422 of the Code. All provisions hereof are intended to have, and shall be construed to have, such meanings as are set forth in applicable provisions of the Code and Treasury Regulations to allow the Option to so qualify.

         IN WITNESS WHEREOF, RARE Hospitality International, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.

                            RARE HOSPITALITY INTERNATIONAL, INC.


                            By:
                               -----------------------------------------
                            Name:
                               -----------------------------------------

                            Title:
                               -----------------------------------------


                            OPTIONEE:


                            --------------------------------------------
                            EUGENE I. LEE

                                  EXHIBIT A

                    NOTICE OF EXERCISE OF OPTION TO PURCHASE
                                 COMMON STOCK OF
                      RARE HOSPITALITY INTERNATIONAL, INC.

                                         Name
                                             ----------------------------------

                                         Address:

                                         --------------------------------------

                                         --------------------------------------

                                         Date
                                             ----------------------------------


RARE Hospitality International, Inc.
8215 Roswell Road
Building 200
Atlanta, Georgia 30350
Attention: Chief Financial Officer

Re:      Exercise of Incentive Stock Option

         I elect to purchase ______________ shares of Common Stock of RARE Hospitality International, Inc. pursuant to the RARE Hospitality International, Inc. Incentive Stock Option Agreement dated ______________ and the RARE Hospitality International, Inc. Amended and Restated 1992 Incentive Plan. The purchase will take place on the Exercise Date which will be as soon as practicable following the date this notice and all other necessary forms and payments are received by RARE, unless I specify a later date (not to exceed 30 days following the date of this notice).

         On or before the Exercise Date, I will pay the full exercise price in the form specified below (check one):

         [ ] Cash Only: by delivering a check to RARE Hospitality
             International, Inc. for $___________.

         [ ] Cash and Shares: by delivering a check to RARE Hospitality
             International, Inc. for $_________ for the part of the exercise price. I will pay the balance of the exercise price by delivering to RARE a stock certificate with my endorsement for shares of RARE Stock that I have owned for at least six months. If the number of shares of RARE Stock represented by such stock certificate exceeds the number needed to pay the exercise price, RARE will issue me a new stock certificate for the excess.

         [ ] Shares Only: by delivering to RARE a stock certificate with my endorsement for shares of RARE Stock that I have owned for at least six months. If the number of shares of RARE Stock represented by such stock certificate exceeds the number needed to pay the exercise price, RARE will issue me a new stock certificate for the excess.

         [ ] Cash From Broker: by delivering the purchase price from
             _______________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the "Broker"). I authorize RARE to issue a stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by RARE from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

         Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a broker).

                                        Very truly yours,


                                        ---------------------------------------

AGREED TO AND ACCEPTED:

RARE HOSPITALITY INTERNATIONAL, INC.

By:
    --------------------------------
Title:
      ------------------------------
Number of Option Shares
Exercised:
          --------------------------
Number of Option Shares
Remaining:
         ---------------------------
Date:
    --------------------------------

                                    EXHIBIT B
                                       TO
                             RARE HOSPITALITY, INC.
                             STOCK OPTION AGREEMENT


"Change in Control" means and includes each of the following:

         (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the date of this Agreement (the "Effective Date") the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

         (2) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to October 1, 1997 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

         (3) Consummation of a reorganization, share exchange, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

         (4) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                                    EXHIBIT C

                                   DEFINITIONS


         As used in Section 3 of this Agreement, the following terms shall have the meanings ascribed to each below:

"Cause" means:

         (A) Commission by Executive of a willful or grossly negligent act which causes material harm to the Company,

         (B) The commission or perpetration by Executive of any criminal act involving a felony for which Executive is indicted or with respect to which Executive pleads nolo contendere (or any similar response), any act of moral turpitude, or any fraud upon the Company,

         (C) Habitual and unauthorized absenteeism by reason other than physical or mental illness, chronic alcoholism or other form of substance abuse resulting in material harm or actual or potential physical danger to the Company or its employees,

         (D) Any material violation by Executive of his obligations under this Agreement, or

         (E) Any misrepresentation or breach by Executive of warranty contained in Section 13 of this Agreement;

         provided, however, that if the cause specified in such notice is such that there is a reasonable prospect that it can be cured with diligent effort within a reasonable time, Executive shall have such reasonable time (having regard for the nature of the cause) to cure such cause, which time shall not in any event exceed thirty (30) days from the date of such notice, and Executive's employment shall continue in effect during such reasonable time so long as Executive makes diligent efforts during such time to cure such cause. If such cause shall be cured by Executive during such reasonable time his employment and the obligations of the Company hereunder shall not terminate as a result of the notice which has been given with respect to such cause. Cure of any cause with or without notice from the Company shall not relieve Executive from any obligations to the Company under this Agreement or otherwise and shall not affect the Company's rights upon the reoccurrence of the same, or the occurrence of any other, cause. If such cause shall not be cured within such reasonable time the employment of Executive under this Agreement shall terminate upon the expiration of such reasonable time.

"Change in Control" means and includes each of the following:

         (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the date of this Agreement (the "Effective Date") the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

         (2) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to October 1, 1997 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

         (3) Consummation of a reorganization, share exchange, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
         (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

         (4) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

"Disability" or "Disabled" means that by reason of any physical or mental incapacity Executive has been unable, or it is reasonably expected that he will be unable, for a period of at least one hundred and eighty (180) substantially continuous days to perform his regular duties and responsibilities hereunder. In the event of any disagreement between Executive and the Company as to whether Executive is physically or mentally incapacitated, the question of such incapacity shall be submitted to an impartial and reputable physician for determination, selected by mutual agreement of Executive and the Company or, failing such agreement, selected by two physicians (one of which shall be selected by the Company and the other by Executive), and such determination of the question of such incapacity by such physician shall be final and binding on Executive and the Company. The Executive shall pay the fees and expenses of such physician.

                                    EXHIBIT D

The area within the Metropolitan Statistical Area ("MSA") surrounding each city listed below, as said MSA is determined from time to time by the U. S. Bureau of the Census, or for each city with no MSA within fifty (50) miles of the city limits.

Alabama                                               Florida
         Birmingham                                            Altamonte Springs
         Dothan                                                Boynton Beach
         Mobile                                                Brandon
         Montgomery                                            Coral Springs
                                                               Davie
California                                                     Destin
         San Francisco                                         Ft. Lauderdale
                                                               Ft. Myers
Connecticut                                                    Jacksonville Beach
         Manchester                                            Jacksonville
                                                               Jensen Beach
Delaware                                                       Kissimmee
         Newark                                                Lake Mary
                                                               Largo
District of Columbia                                           Merritt Island

                                                               Miami
                                                               Ocala
                                                               Orlando
                                                               Sarasota
                                                               St. Augustine
                                                               St. Petersburg
                                                               Tallahassee
                                                               Tampa

Georgia                                               Maine
         Albany                                                Bangor
         Athens                                                Seakonk
         Atlanta                                               South Portland
         Augusta
         Austell                                      Maryland
         Cartersville                                          Gaithersburg
         Chamblee
         College Park                                 Massachusetts
         Columbus                                              Boston
         Conyers                                               Braintree
         Douglasville                                          Chestnut Hill
         Duluth                                                Peabody
         Gainesville                                           Farmington
         Jonesboro                                             Watertown
         Kennesaw
         Lawrenceville                                Michigan
         Macon                                                 Troy
         Marietta
         Montgomery                                   Minnesota
         Peachtree City                                        Minneapolis
         Rome
         Roswell                                      Missouri
         Savannah                                              Florissant
         Snellville
         Tucker                                       Nevada
         Valdosta                                              Las Vegas

Illinois                                              New Hampshire
         Chicago                                               Newington

Kentucky                                              New York
         Florence                                              Albany
                                                               Poughkeepsie
                                                               Rochester

North Carolina                                        Pennsylvania
         Burlington                                            Philadelphia
         Charlotte
         Concord                                      Rhode Island
         Gastonia                                              Providence
         Greensboro                                            Warwick
         High Point
         Huntersville                                 South Carolina
         Pineville                                             Columbia
Ohio                                                           Greenville

         Cincinnati                                            Hilton Head
         Cleveland                                             Spartanburg
         Columbus
         Cuyahoga Falls                               Tennessee
         Dublin                                                Antioch
         Fairview Park                                         Chattanooga
         Mayfield Heights                                      Hermitage
         Mentor                                                Knoxville
         North Canton                                          Nashville
         Solon                                                 Madison
         Springdale
         Strongsville                                 Texas
                                                               Houston

                                                      Virginia
                                                               Springfield

Executive acknowledges and agrees that the geographical area described above is the area in which Executive will initially perform his services for the Company, and that the area in which such services are performed is intended to expand as the business of the Company grows. Executive and the Company agree that as the geographical area in which the Company conducts its business expands, the list of cities described on this Exhibit D shall be deemed to be amended, from time to time, without any further consent, action or notice on the part of the Company or Executive, to include each additional city in which the Company operates a restaurant or a franchisee of the Company operates a restaurant under the terms of a franchise from the Company. Executive agrees to execute one or more amendments hereto upon the request of the Company from time to time in order to confirm such amended list.